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                                  Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mitek Systems, Inc. on Form S-8 of our report dated November 6, 1998, appearing in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 1998.

DELOITTE & TOUCHE LLP


San Diego, California
June 11, 1999